As filed with the Securities and Exchange Commission on July 7, 2011, Registration No. 333-167612

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Post Effective Amendment No. 2

REGISTRATION STATEMENT

 UNDER THE SECURITIES ACT OF 1933

LYFE Communications, Inc.

 (Exact name of registrant as specified in its charter)

Utah                                                                 4841                                                     87-0638511

      (State or jurisdiction of                          (Primary Standard Industrial            (I.R.S. Employer Identification No.)

       incorporation or organization)                Classification Code Number)

912 West Baxter Drive, Suite 200

South Jordan, Utah 84095

(801) 478-2452

 (Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)

Gregory R. Smith, Chief Executive Officer

LYFE Communications, Inc.

912 West Baxter Drive, Suite 200

South Jordan, Utah 84095

Tel:  (801) 478-2452

Fax:  (801) 214-1927

 (Name, address, including zip code, and telephone number,

Including area code of agent for service)

Approximate date of proposed sale to the public: Not Applicable.  Removal of unsold securities from registration

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering                                                                                                           [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering                                                                                                                                                               [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement with the same offering                                                                                                                                                               [   ]

Indicate by Check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large Accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer  ☐

Smaller reporting company ☒

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

On June 18, 2010, Lyfe Communications, Inc.. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-167612 ) (as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on September 30, 2010, the “Registration Statement”).  The Registration Statement registered 2,820,499 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In accordance with the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 2 to the Registration Statement is being filed to remove from registration 2,390,186 shares of Common Stock not sold on or before the date of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake City, State of Utah on July 7, 2011.

LYFE COMMUNICATIONS, INC.

Date:	July 7, 2011	By:	/s/Gregory M. Smith
Gregory M. Smith President and Chief Executive Officer
	July 7, 2011		/s/ Garrett R. Daw
Garrett R. Daw, Principal Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert A. Bryson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on July 7, 2011.

Signature

Name and Title

/s/ Robert A. Bryson

Robert A. Bryson

July 7, 2011

Director, Executive Vice President

/s/ Garrett R. Daw

Garrett R. Daw

July 7, 2011

Director, Secretary, Principal Financial Officer

/s/ Gregory M. Smith

Gregory M. Smith

July 7, 2011

Director, CEO